UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2025

HOWMET AEROSPACE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3610	25-0317820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 200
Pittsburgh, Pennsylvania	15212-5872
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations (412) 553-1950

Office of the Secretary (412) 553-1940

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HWM	New York Stock Exchange
$3.75 Cumulative Preferred Stock, par value $100 per share	HWM PR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 20, 2025, after 21 years of service to Howmet Aerospace Inc. (“Howmet” or the “Company”) and in turning 60, Ken Giacobbe, Executive Vice President and Chief Financial Officer, has decided to retire on December 31, 2025. Mr. Giacobbe has been a valued contributor to Howmet’s success. He has been a trusted partner to John Plant, Executive Chairman and Chief Executive Officer, and an invaluable resource to the Company’s Board of Directors and the businesses within Howmet. From December 1 to December 31, 2025, Mr. Giacobbe will serve as special advisor to Mr. Plant. The Company wishes Mr. Giacobbe well in his retirement.

Effective December 1, 2025, Patrick Winterlich will join Howmet as Executive Vice President and Chief Financial Officer. Mr. Winterlich most recently was Executive Vice President and Chief Financial Officer at Hexcel Corporation (“Hexcel”). He joined Hexcel in 1998 and has held roles of increasing responsibility in Finance, Operations, and Information Technology, prior to assuming his current role as Executive Vice President and Chief Financial Officer at Hexcel in 2017. Mr. Winterlich will be based in Howmet’s Global Headquarters in Pittsburgh, Pennsylvania.

Mr. Winterlich’s compensation will include: annual base salary of $700,000; annual opportunity for variable cash incentive compensation of 100% of base salary if targets are met, with an opportunity for a higher payout for exceptional individual and Company performance; and an annual equity award with a target of $2,000,000, consisting of time-vested and performance-based awards (with an opportunity for a higher payout of the performance-based award for exceptional Company performance) and subject to the provisions of the Company’s stock incentive plan at the time of grant. If Mr. Winterlich is involuntarily terminated without cause within five years of his date of hire, any outstanding unvested annual equity awards will not be forfeited but will continue to vest on the original vesting schedule. Mr. Winterlich will also receive a sign-on cash bonus of $800,000 and relocation assistance, as well as other benefits provided to executive officers of the Company as described in the Company’s proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 16, 2025, including participation in the Company’s Executive Severance Plan and Change in Control Severance Plan. The Company will enter into an indemnification agreement with Mr. Winterlich, which the Company has entered into with each of its officers to supplement the indemnification coverage provided by the Company’s Certificate of Incorporation and Bylaws and the Delaware General Corporation Law (see the Form of Indemnification Agreement between the Company and individual directors or officers, incorporated by reference to exhibit 10.1 to the Form 8-K filed by the Company with the SEC on January 25, 2018). Mr. Winterlich has also entered into a confidentiality, non-competition and non-solicitation agreement, which includes a perpetual confidentiality covenant as well as non-competition and employee and customer non-solicitation covenants that apply during employment and for a period of one year following termination of employment for any reason. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement with Mr. Winterlich filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter Agreement, by and between Howmet Aerospace Inc. and Patrick Winterlich, dated October 20, 2025.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

Confidential

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWMET AEROSPACE INC.

Dated: October 22, 2025	By:	/s/ Neil E. Marchuk
	Name:	Neil E. Marchuk
	Title:	Executive Vice President and Chief Administrative Officer